FIRST AMENDMENT TO SECOND AMENDED AND RESTATED
               SENIOR SUBORDINATED LOAN AGREEMENT


     This First Amendment to Second Amended and Restated Senior Subordinated Loan Agreement (the "Amendment") is entered into as of August 8, 1997 between Precision Standard, Inc. (the "Company") and Bank of America NT&SA (the "Bank"). This Amendment amends certain provisions of that certain Second Amended and Restated Senior Subordinated Loan Agreement dated as of December 31, 1996 (the "Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

     In consideration of the mutual promises herein contained, the parties hereto agree as follows:

1. Amendments. Subject to the fulfillment of the conditions set forth in Section 3 below, the Agreement is hereby amended as follows:

     1.1  Section 1.1 is amended to add the following definitions:

          ""BNY Credit Agreement" means that certain Accounts
     Receivable Management and Security Agreement dated of even date herewith entered into among BNY Financial Corporation, the Company and certain affiliates of the Company."

          ""BNY Termination Date" means the date any commitment to extend credit pursuant to the BNY Credit Agreement, as it may be amended from time to time, has, or has been, terminated, and all indebtedness pursuant to the BNY Credit Agreement has been paid in full."

          ""First Amendment Effective Date" means the date all conditions described in Section 3 of the First Amendment hereto have been satisfied."

          ""Installment Date" means each of five following dates:

     (1)  the earlier to occur of (i) the BNY Termination Date, or
     (ii) August 31, 2000;

     (2) the earlier to occur of (i) the date one month after the BNY Termination Date, or (ii) September 30, 2000;

     (3) the earlier to occur of (i) the date four months after the BNY Termination Date, or (ii) December 31, 2000;

     (4) the earlier to occur of (i) the date seven months after the BNY Termination Date, or (ii) March 31, 2001; and

     (5) the earlier to occur of (i) the date ten months after the BNY Termination Date, or (ii) June 30, 2001."

     1.2 Section 2.2 is amended to read in its entirety as follows:

          "2.2  Repayment.  The balance of the Loan shall be repaid
     (a) with a $500,000 principal installment paid on the first Amendment Effective Date and, thereafter, (b) in five additional installments, payable on each Installment Date, each in the amount of 20% of the unpaid principal balance of the Loan immediately after the First Amendment Effective Date. Notwithstanding the foregoing, any remaining unpaid principal amount of the indebtedness outstanding hereunder together with any other obligations arising hereunder which have not previously been paid shall be paid in full no later than the Maturity Date."

     1.3 Subsection 2.3(c) is amended to read in its entirety as follows:

          "(c) Any interest accrued hereunder after October 1, 1996 until and including July 31, 1997 shall be payable on the last day of each calendar month beginning on October 31, 1996 and continuing until July 31, 1997. On the First Amendment Effective Date the Company shall make a prepayment of interest on the Loan in the amount of $281,388.41. Such prepaid interest shall be applied to interest as interest accrues at the rates provided in subsection (b) above on a monthly basis provided, that there shall be no interest discount, reduction or rebate as a result of the early payment. Interest accrued hereunder shall recommence to be paid on the last day of each calendar quarter beginning on the last day of the first calendar quarter in which the prepayment is insufficient to pay such interest in full. Any accrued interest remaining unpaid on the date the Loan is repaid in full shall be due and payable on such date."

     1.4 Section 5.2 is amended to read in its entirety as follows:

               "5.2. Certificates; other Information. The Company shall furnish to the Lender:

          (a) concurrently with the delivery of the financial statements referred to in Section 5.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event or Default, except as specified in such certificate;

          (b) not later than forty-five (45) days after the end of each fiscal quarter, a certificate of a Responsible Officer
     (i) stating that, to the best of such officer's knowledge, the Company, during such quarter, has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and (ii) showing in detail the calculations supporting compliance with the financial covenants in the BNY Credit Agreement;

          (c) as soon as available but in any event not later than ten (10) days after the end of each month, a borrowing base compliance certificate in the form of Exhibit C hereto;

          (d) as soon as available but in any event not later than thirty (30) days after the end of each fiscal year, annual projections by quarter of the budgeted financial statements of the Company and its Subsidiaries;

          (e) as soon as available but in any event not later than one hundred twenty (120) days after the end of each fiscal year, copies of all management letters issued by the Company's independent public accountants with respect to such year;

          (f) promptly after the same are sent, copies of all financial statements and reports which the Company sends to its stockholders, and promptly after the same are filed, copies of all financial statements and regular, periodical or special reports which the Company may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority regulating securities;

          (g) as soon as available, a copy of any offering memorandum, term sheet, prospectus or similar document used, or intended to be used, by the Company to arrange for debt or equity financing of any kind; and

          (h) promptly, such additional financial and other information as the Lender may from time to time reasonably request."

     1.5  Sections 5.3, 5.4, 5.5, 5.6, 5.7 and 5.11 are hereby
     deleted and the respective section numbers are reserved for future use.

     1.6 All of Article VI except for Section 6.9 is hereby deleted. Section 6.9 is hereby renumbered as Section 6.1.

     1.7 Subsection 7.1(b) is amended by changing the phrase "20 days" to "10 days".

     1.8 Subsection 7.1(c) is amended to read in its entirety as follows:

          "(c) Any representation or warranty made by the Company herein shall prove to have been incorrect in any material respect when made; or"

     1.9 Subsection 7.1(d) is amended to read in its entirety as follows:

          "(d) The Company shall fail to observe (i) Section 6.1 hereof, or after the BNY Termination Date, any provision of
     Article VIII hereof, and such failure shall remain unremedied for 10 days after written notice thereof shall have been given to the Company by the Lender, or (ii) any other term, covenant or agreement contained in this Agreement or any other Loan Document on its part to be performed or observed, and such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Company by the Lender; or"

     1.10 Subsection 7.1(e) is amended to read in its entirety as follows:

          "(e) Any Event or Default (as such term is defined in the BNY Credit Agreement, or any successor thereto) shall have occurred and be continuing unwaived; or

     1.11 Subsections (g), (h) and (i) of Section 7.1 are hereby deleted. Subsection (j) of Section 7.1 is hereby re-lettered as subsection (g).

     1.12 Existing Article VIII of the Agreement is hereby deleted. Article VIII shall instead read in its entirety as follows:

                          "ARTICLE VIII
                   INCORPORATION BY REFERENCE

          On the BNY Termination Date, Paragraphs 8 through 12 of the BNY Credit Agreement and the related definitional provisions set forth elsewhere in the BNY Credit Agreement (all as in effect on the date of the First Amendment hereto) shall be deemed incorporated herein as Article VIII of this Agreement. Any reference to the "Borrowers" shall be deemed a reference to the Company and the Subsidiaries."

2. Representations and Warranties. The Company hereby represents and warrants to the Bank that, as of the First Amendment Effective
Date:

     2.1 No Event of Default specified in the Agreement and no event which with notice or lapse of time or both would become such an Event of Default has occurred and is continuing other than as has been specifically waived hereby;

     2.2 The representations and warranties of the Company set forth in the Agreement are true on and as of the date hereof as if made on and as of said date;

     2.3 The making and performance by the Company of this Amendment and any documents delivered in connection herewith have been duly authorized by all corporate action; and

     2.4 No consent, approval, authorization, permit or license from any federal or state regulatory authority is required in connection with the making or performance of this Amendment or the Agreement as amended hereby.

3. Conditions Precedent. This Amendment shall become effective upon the Bank's receipt of:

     3.1 payment in full, in immediately available funds, of the entire unpaid principal amount remaining outstanding pursuant to the Senior Agreement, together with all interest thereon accrued to the date of repayment, and any other obligations remaining unpaid pursuant to the Senior Agreement;

     3.2 (a) a $500,000 principal payment on the Loan, (b) payment of all interest accrued on the Loan through July 31, 1997, and (c) a prepayment of interest which may accrue on the Loan after July 31, 1997 in the amount of $281,388.41, all in immediately available funds;

     3.3 appropriate board resolutions with respect to the execution and delivery of this Amendment and any documents delivered in connection herewith, together with certificates of incumbency for the officers executing such documents;

     3.4 a copy of the fully executed BNY Credit Agreement (faxed copy acceptable, with a hard copy to follow); and

     3.5  an Agreement and Acknowledgement in the form of Exhibit
A hereto, executed and delivered by each Subsidiary, and an Agreement and Acknowledgement in the form of Exhibit B hereto executed and delivered by Matthew Gold.

4.   Miscellaneous.

     4.1  Interest is accruing at the post-default rate provided in
Section 2.3(b) of the Agreement. Nothing herein which waives, cures or resolves existing defaults shall affect the rate at which such interest accrued prior to the First Amendment Effective Date, and any such waiver, cure or resolution shall not be deemed to be retroactive.

     4.2 This Amendment may be signed in any number of counterparts, each of which shall be an original, with same effect as if the signatures thereto and hereto were upon the same instrument.

     4.3 Except as herein specifically amended, all terms, covenants and provisions of the Agreement shall remain in full force and effect and shall be performed by the parties thereto, and all references therein or in the Exhibits to the Agreement shall henceforth refer to the Agreement as amended by this Amendment.

     4.4 The amendments contained herein shall be effective only to the extent specifically set forth herein and shall not be construed as waivers of or consents to any other breach or default or of any other provision of the Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

                              PRECISION STANDARD, INC.

                              By: ______________________________
                              Title:____________________________


                              BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION

                              By:_______________________________
                              Title:____________________________



































                            Exhibit A

                  Agreement and Acknowledgement

     We acknowledge and consent to the First Amendment to Second Amended and Restated Senior Subordinated Loan Agreement dated as of ___________________, 1997 (the "Loan Agreement") and agree that our respective guaranties of the indebtedness of Precision Standard, Inc. pursuant to the Loan Agreement (and all collateral documents executed in connection therewith) shall remain in full force and effect.

PEMCO AEROPLEX, INC.
(formerly known as Hayes International Corporation)

By: __________________________
Title:________________________


HAYES HOLDINGS I INC.

By: __________________________
Title:________________________


HAYES HOLDINGS II INC.

By: __________________________
Title:________________________


SPACE VECTOR CORPORATION

By: __________________________
Title: _______________________


AIR INTERNATIONAL CORPORATION

By: __________________________
Title: _______________________

















                            Exhibit B
                  Agreement and Acknowledgement

     The undersigned acknowledges and consents to the First Amendment to Second Amended and Restated Senior Subordinated Loan Agreement dated as of ________________, 1997 (the "Loan Agreement") and agrees that his Guaranty Agreement dated as of December 31, 1996 with respect to the indebtedness of Precision Standard, Inc. pursuant to the Loan Agreement shall remain in full force and effect.


                                   _________________________
                                        Matthew L. Gold





































                            EXHIBIT C
                   BORROWING BASE CERTIFICATE
                    Precision Standard, Inc.


Eligible Inventory:                     ___________________

X Inventory Advance Rate:               x__________________
________________________

= (a) Inventory Availability (or        =__________________
any maximum inventory cap)



Eligible Receivables                    ___________________
X Receivables Advance Rate
                                        x__________________
__________________________

= (b) Receivables Available             =__________________

Lower of (i) Total Availability         ___________________
(a+b) or (ii) Maximum Loan Amount



Current Outstanding Loans
as of (date)                            ___________________